EXHIBIT 11.1 -- STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS

                                                                                NINE MONTHS ENDED
                                             YEARS ENDED JUNE 30                     MARCH 31
                                   ---------------------------------------   ------------------------
                                      1993          1994          1995          1995         1996
                                   -----------   -----------   -----------   ----------   -----------
Primary
  Average common shares
     outstanding.................    1,117,447     1,149,212     1,752,954    1,329,526     7,233,789
  Effect of assumed conversion of
     preferred stock.............    1,379,751     2,393,507     2,722,619    2,721,416            --
  Options and warrants issued
     during twelve-month period
     prior to the initial public
     offering at an exercise
     price below the assumed
     public offering price in
     accordance with staff
     accounting Bulletin No.
     83..........................      242,034       242,034       212,908      242,034            --
  Net effect of dilutive options
     and warrants -- based on the
     treasury stock method (or
     modified treasury stock
     method if applicable) using
     average market price........           --        67,211       522,429      433,148            --
                                     ---------   -----------     ---------    ---------     ---------
                                     2,739,232     3,851,964     5,210,910    4,726,124     7,233,789
                                     =========   ===========     =========    =========     =========
  Net Income (loss)..............  $(1,435,844)  $   209,198   $ 1,261,996   $  704,352   $(6,472,234)
                                     =========   ===========     =========    =========     =========
  Per Share amount...............  $     (0.52)  $      0.05   $      0.24   $     0.15   $     (0.89)
Fully Diluted
  Average common shares
     outstanding.................    1,117,447     1,149,212     1,752,954    1,329,526     7,233,789
  Effect of assumed conversion of
     preferred stock.............    1,379,751     2,393,507     2,722,619    2,721,416            --
  Options and warrants issued
     during twelve-month period
     prior to the initial public
     offering at an exercise
     price below the assumed
     public offering price in
     accordance with staff
     accounting Bulletin No.
     83..........................      242,034       242,034       212,908      242,034            --
  Net effect of dilutive options
     and warrants -- based on the
     treasury stock method (or
     modified treasury stock
     method if applicable) using
     year-end market price.......           --       255,711       586,710      533,982            --
                                     ---------   -----------     ---------    ---------     ---------
                                     2,739,232     4,040,464     5,275,191    4,826,958     7,233,789
                                     =========   ===========     =========    =========     =========
  Net Income (loss)..............  $(1,435,844)  $   209,198   $ 1,261,996   $  704,353   $(6,472,234)
                                     =========   ===========     =========    =========     =========
  Per Share amount...............  $     (0.52)  $      0.05   $      0.24   $     0.15   $     (0.89)

                                                               NINE MONTHS ENDED       YEAR ENDED
                                                                MARCH 31, 1995       JUNE 30, 1995
                                                               -----------------     --------------
Supplemental Per-Share Earnings
Average common shares outstanding............................       1,329,526           1,752,954
Effect of assumed conversion of preferred stock..............       2,721,416           2,722,619
Options and warrants issued during twelve-month period prior to the initial public offering at an exercise price below
  the assumed public offering price in accordance with staff
  accounting Bulletin No. 83.................................         242,034             212,908
Net effect of dilutive options and warrants -- based on the
  treasury stock method (or modified treasury stock method if
  applicable) using average market price.....................         433,148             522,429
Weighted average number of shares of common stock whose
  presumed proceeds from the initial public offering are to
  be used to retire debt.....................................          93,405             105,284
                                                                    ---------
          Total..............................................       4,819,529           5,316,199
                                                                    =========
Net Income...................................................     $   704,352          $1,261,996
Adjustment to income assuming the retirement of debt had
  taken place at the beginning of the period.................          82,125             180,050
                                                                    ---------
          Total..............................................     $   786,477          $1,442,046
                                                                    =========
Per Share amount.............................................     $      0.16          $     0.27

- ------------------------------
Note: There were no borrowings during the year ended June 30, 1994 and thus supplemental per-share earnings is not presented.